SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                January 20, 2003
                Date of Report (Date of earliest event reported)


                             COX TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


       North Carolina                        0-08006                 86-0220617
(STATE OR OTHER JURISDICTION               (COMMISSION             (IRS EMPLOYER
      OF INCORPORATION)                 IDENTIFICATION NO.)         FILE NUMBER)


69 McAdenville Road, Belmont, North Carolina                          28012-2434
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                            (ZIP CODE)


        Registrant's telephone number, including area code (704) 825-8146


                                       N/A
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

On January 21, 2003, Cox Technologies, Inc. (the "Company") announced the execution of a Stock Purchase Agreement (the "Agreement") dated January 20, 2003 between the Company and Technology Investors, LLC ("TI"), pursuant to which TI has agreed to purchase 12,500,000 shares of the Company's common stock for a price of $0.06 per share. The Agreement remains subject to approval of the Company's shareholders at a special meeting of shareholders. The Board of Directors fixed January 17, 2003 as the record date for the special meeting.

In its announcement, the Company indicated that two of the members of its Board of Directors, Mr. Robert Voigt and Dr. George Pigott, had indicated their intention to resign from the Board of Directors effective January 17, 2003. Both Mr. Voigt and Dr. Pigott approved the Agreement and indicated that the proposed transaction had no influence on their decision to submit their resignations.

A copy of the press release issued by the Company dated January 21, 2003, is attached as an exhibit hereto and is hereby incorporated by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c) Exhibit 99.1 Text of Press Release dated January 21, 2003.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The forward-looking statements made above and identified by the words "expect," "should," "would" and "will" reflect the Company's reasonable judgments with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such factors include but are not limited to changes in tax laws, recessionary or expansive trends in the Company's markets, inflation rates and regulations and laws which affect the Company's ability to do business in its markets may also impact the outcome of the forward-looking statements.

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
                                    SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       COX TECHNOLOGIES, INC.


Date: January 21, 2003                 By: /s/ Jack G. Mason
                                           -------------------------------------
                                           Jack G. Mason
                                           Chief Financial Officer and Secretary

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